Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this registration statement of Tejas Gas Corporation on Form S-3 of our report dated February 14, 1996, appearing in the Annual Report on Form 10-K of Tejas Gas Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
June 17, 1996